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As filed with the Securities and Exchange Commission on May 1, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HAGGAR CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction incorporation or organization)	75-2187001 (I.R.S. Employer of Identification No.)
6113 Lemmon Avenue Dallas, Texas 75209 (Address of principal executive offices, including zip code)

HAGGAR CORP. 2003 LONG TERM INCENTIVE PLAN
(Full title of the plan)

J. M. Haggar, III
Chief Executive Officer
Haggar Corp.
6113 Lemmon Avenue
Dallas, Texas 75209
(214) 352-8481
(Name, address and telephone number of agent for service)

copies to:
Marc Joseph General Counsel Haggar Corp. 6113 Lemmon Avenue Dallas, Texas 75209 (214) 352-8481	Michael D. Wortley Vinson & Elkins L.L.P. 2001 Ross Avenue, Suite 3700 Dallas, Texas 75201-2975 (214) 220-7700

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.10 per share (2)	575,000 shares	$10.68 (2)	$6,141,000 (2)	$496.81

Rights to purchase shares of Series B Junior Participating Preferred Stock	(3)	(3)	(3)	(3)

(1)
If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on the securities covered by this Registration Statement.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, using the average of the high and low trading prices of the Registrant's Common Stock reported on the Nasdaq National Market on April 28, 2003.

(3)
These rights are initially carried and traded with the common stock of the registrant. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.

PART I.
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Haggar Corp. (the "Registrant") will send or give to all participants in the Haggar Corp. 2003 Long Term Incentive Plan the document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The Registrant hereby incorporates by reference into this Registration Statement the following documents:

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, filed on December 20, 2002, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  (b)
  The Registrant's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended September 30, 2002, filed on January 28, 2003, pursuant to the Exchange Act.

  (c)
  The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002, filed on February 14, 2003, pursuant to the Exchange Act.

  (d)
  The Registrant's Current Report on Form 8-K filed on February 18, 2003, pursuant to the Exchange Act.

  (e)
  Item 5 of the Registrant's Current Report on Form 8-K filed on January 29, 2003, pursuant to the Exchange Act.

  (f)
  The Registrant's Current Report on Form 8-K filed on January 29, 2003, pursuant to the Exchange Act.

  (g)
  Item 5 of the Registrant's Current Report on Form 8-K filed on November 5, 2002, pursuant to the Exchange Act, as amended by the Registrant's Form 8-K/A filed on November 6, 2002.

  (h)
  The Registrant's Current Report on Form 8-K filed on October 15, 2002, pursuant to the Exchange Act.

  (i)
  The description of the Registrant's Common Stock, par value $0.10 per share, contained in Item 1 of the Registrant's Form 8-A filed on November 16, 1992, pursuant to Section 12 of the Exchange Act, as amended by Amendment No. 1 to Form 8-A filed on December 2, 1992, and by Amendment No. 2 to Form 8-A filed on August 30, 2001.

  (j)
  The description of the rights to purchase the Registrant's Series B Junior Participating Preferred Stock, par value $0.10 per share, contained in Item 1 of the Registrant's Registration Statement on Form 8-A filed on October 22, 2002, pursuant to Section 12 of the Exchange Act.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed

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to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        Notwithstanding anything herein to the contrary, the information contained in Items 9 or 12 of any Current Report on Form 8-K of the Registrant (and any exhibits attached thereto pursuant to Item 7 in connection with such information), or any other information contained in a periodic report that is not deemed to be "filed" with the Securities and Exchange Commission under SEC rules and regulations for purposes of Section 18 of the Exchange Act (and any exhibits attached thereto in connection with such information), shall not be deemed to be incorporated by reference herein.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Limitation on Director's and Officer's Liability and Indemnification.

        The Third Amended and Fully Restated Articles of Incorporation of the Registrant (the "Amended Articles") provide that no director or officer of the Registrant shall be liable to the Registrant or its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) in respect of unlawful distributions to stockholders. The Nevada Revised Statutes ("NRS"), however, provide that a director or officer will not be personally liable to a corporation and its stockholders unless it is proven that (a) the director's or officer's acts or omissions constituted a breach of their fiduciary duties and (b) such breach involved intentional misconduct, fraud or a knowing violation of the law. The provisions of the Nevada Revised Statutes with respect to limiting personal liability for directors and officers are self-executing and, to the extent the Amended Articles are deemed to be inconsistent therewith, the provisions of the NRS will control.

        The Amended Articles state, in very broad terms, that the Registrant shall indemnify, and advance expenses to, any past or present directors or officers of the Registrant, or persons serving as a director or officer of another entity at the request of the Registrant, to the fullest extent permitted by the NRS. Consistent with the provisions of the Amended Articles, the Registrant's Amended and Restated Bylaws (the "Bylaws") require the Registrant to indemnify any past or present directors or officers of the Registrant, or persons serving as a director or officer of another entity at the request of the Registrant, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person if he acted in good faith and in a manner reasonably believed by him to be in the best interest of the Registrant and, with respect to criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. The provisions of the Bylaws generally track the provisions of the NRS in this regard. However, NRS Section 78.7502 provides that indemnification is only appropriate if (i) the director or officer is not found to have breached his fiduciary duties in a manner involving intentional misconduct, fraud or a knowing violation of the law or (ii) the director or officer acted in good faith and in a manner he or she reasonably believed was in the best interests of the corporation and with respect to any criminal actions, had no reasonable cause to believe that his or her conduct was unlawful. As a result, any

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person seeking indemnification from the Registrant must satisfy not only the standards set forth in the Bylaws, but also the additional standards set forth in the NRS.

        The Registrant maintains a policy of liability insurance to insure officers and directors against losses resulting from certain wrongful acts committed by them in their capacity as officers and directors of the Registrant.

        The Registrant has been advised that, in the opinion of the Commission, indemnification of directors or officers for liabilities arising under the Securities Act is against public policy and, therefore, such indemnification provisions may be unenforceable.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
3.1	Third Amended and Fully Restated Articles of Incorporation. (Incorporated by reference from Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 [File No. 0-20850].)
3.2
Amended and Restated Bylaws of the Company, as amended, dated October 10, 2002. (Incorporated by reference from Exhibit 99.2 to the Company's Current Report on Form 8-K filed October 15, 2002 [File No. 0-20850]).
4.1
Specimen Certificate evidencing Common Stock (and Preferred Stock Purchase Right). (Incorporated by reference from Exhibit 4(a) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30 1994 [File No. 0-20850].)
4.2
Rights Agreement, dated as of October 10, 2002, between the Company and Mellon Investor Services, LLC, as Rights Agent, specifying the terms of the Rights, which includes the description of Series B Junior Participating Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the form of the Summary of Rights as Exhibit C. (Incorporated by reference from Exhibit 99.3 to the Company's Current Report on Form 8-K, filed October 15, 2002 [File No. 0-20850].)
4.3	Form of Rights Certificate. (Incorporated by reference from Exhibit 99.4 to the Company's Current Report on Form 8-K, filed October 15, 2002 [File No. 0-20850].)
4.4	Form of Summary of Rights. (Incorporated by reference from Exhibit 99.5 to the Company's Current Report on Form 8-K, filed October 15, 2002 [File No. 0-20850].)
4.5*	Haggar Corp. 2003 Long Term Incentive Plan.
5.1*	Opinion of Schreck Brignone
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Notice regarding lack of consent of Arthur Andersen LLP.
23.3*	Consent of Schreck Brignone (included in the opinion filed as Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included in the signature pages hereto).

*Filed herewith

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Item 9. Undertakings.

        (a)  The Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)
    to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 29th day of April, 2003.

HAGGAR CORP.
By:	/s/ J. M. HAGGAR, III J. M. Haggar, III Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints J. M. Haggar, III, as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

Signature	Title	Date

/s/ J. M. HAGGAR, III J. M. Haggar, III	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 29, 2003
/s/ FRANK D. BRACKEN Frank D. Bracken	President and Chief Operating Officer	April 29, 2003
/s/ DAVID M. TEHLE David M. Tehle	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 29, 2003
/s/ RAE F. EVANS Rae F. Evans	Director	April 29, 2003
/s/ DONALD E. GODWIN Donald E. Godwin	Director	April 29, 2003
/s/ RICHARD W. HEATH Richard W. Heath	Director	April 29, 2003
/s/ THOMAS G. KAHN Thomas G. Kahn	Director	April 29, 2003
/s/ JAMES NEAL THOMAS James Neal Thomas	Director	April 29, 2003
/s/ JOHN C. TOLLESON John C. Tolleson	Director	April 29, 2003

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Third Amended and Fully Restated Articles of Incorporation. (Incorporated by reference from Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 [File No. 0-20850].)
3.2
Amended and Restated Bylaws of the Company, as amended, dated October 10, 2002. (Incorporated by reference from Exhibit 99.2 to the Company's Current Report on Form 8-K filed October 15, 2002 [File No. 0-20850]).
4.1
Specimen Certificate evidencing Common Stock (and Preferred Stock Purchase Right). (Incorporated by reference from Exhibit 4(a) to the Company's Annual Report on Form 10-K for the fiscal year ended September 30 1994 [File No. 0-20850].)
4.2
Rights Agreement, dated as of October 10, 2002, between the Company and Mellon Investor Services, LLC, as Rights Agent, specifying the terms of the Rights, which includes the description of Series B Junior Participating Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the form of the Summary of Rights as Exhibit C. (Incorporated by reference from Exhibit 99.3 to the Company's Current Report on Form 8-K, filed October 15, 2002 [File No. 0-20850].)
4.3	Form of Rights Certificate. (Incorporated by reference from Exhibit 99.4 to the Company's Current Report on Form 8-K, filed October 15, 2002 [File No. 0-20850].)
4.4	Form of Summary of Rights. (Incorporated by reference from Exhibit 99.5 to the Company's Current Report on Form 8-K, filed October 15, 2002 [File No. 0-20850].)
4.5*	Haggar Corp. 2003 Long Term Incentive Plan.
5.1*	Opinion of Schreck Brignone
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Notice regarding lack of consent of Arthur Andersen LLP.
23.3*	Consent of Schreck Brignone (included in the opinion filed as Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included in the signature pages hereto).

*Filed herewith

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PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Limitation on Director's and Officer's Liability and Indemnification.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
INDEX TO EXHIBITS